For Immediate Release
          Contact:
Elaine Grimsell Dodge
Neurogen Corp.
203-315-4615
edodge@nrgn.com

NEUROGEN CORPORATION ANNOUNCES APPOINTMENT OF

STEPHEN R. DAVIS AS PRESIDENT & CEO

--William H. Koster retires--

Branford, CT, February 4, 2008—Neurogen Corporation (Nasdaq: NRGN) announced that effective today, consistent with previously announced succession planning, Stephen R. Davis, has been appointed President and CEO.  William H. Koster, Ph.D, formerly CEO, has retired and remains a member of the Company’s Board of Directors.

Mr. Davis was named President of Neurogen in September 2007. Previously, he had been responsible for the business operations of Neurogen, including the business development, finance, and legal functions of the Company. Prior to joining Neurogen as Chief Financial Officer in 1994, he practiced as a corporate and securities attorney with a Wall Street law firm.  He began his career as a C.P.A. with a global accounting and consulting firm.  Mr. Davis holds a B.S. in accounting from Southern Nazarene University and a J.D. from Vanderbilt University.

Dr. Craig Saxton, Chairman of the Board, said “We thank Bill for his many contributions to Neurogen.  During his tenure, Bill has expanded Neurogen’s capabilities and pipeline from that of a research boutique to a Company with the full spectrum of expertise needed to take its drug candidates through clinical development.

“The Board enthusiastically supports Steve’s vision for the Company. As we continue to advance our portfolio of central nervous system drugs in human testing and make strategic decisions regarding the commercialization of these assets, Steve’s strong business background will be of paramount importance.”

Prior to assuming the role of President and CEO at Neurogen in 2001, Dr. Koster was Senior Vice President for Applied Discovery and Exploratory Development at Bristol-Myers Squibb, where he was responsible for drug discovery through early Phase 2 clinical development. Also, as Senior Vice President for Science and Technology Strategy and Acquisition at BMS, he was responsible for the company’s science and technology alliance and acquisition strategy, scientific intelligence, and intellectual property strategy. Dr. Koster holds a B.S. degree in chemistry from Colby College and a Ph.D in organic chemistry from Tufts University.

About Neurogen

Neurogen Corporation is a drug discovery and development company focusing on small molecule drugs to improve the lives of patients suffering from disorders with significant unmet medical need, including insomnia, pain, Parkinson’s disease, and restless legs syndrome (RLS). Neurogen conducts its research and development independently and, when advantageous, collaborates with world-class pharmaceutical companies to access additional resources and expertise.

Neurogen Safe Harbor Statement

The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws, which involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Such forward-looking statements relate toactivities, events or developments that Neurogen believes, expects or anticipates will occur in the future and include, but are not limited to, earnings estimates, statements that are not historical facts relating to Neurogen’s future financial performance, its growth and business expansion, its financing plans, the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. These statements are based on certain assumptions made by Neurogen based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of Neurogen's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry.  Although Neurogen believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  For such statements, Neurogen claims the protection of applicable laws.  Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies.  Forward-looking statements represent the judgment of Neurogen’s management as of the date of this release and Neurogen disclaims any intent and does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required under applicable law.

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